EXHIBIT (D)(3)

                            LETTER OF REPRESENTATIONS
                      [To be Completed by Issuer and Agent]


                   DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.
                                (Name of Issuer]


                              BANKERS TRUST COMPANY
                                 [Name of Agent]


                                                            SEPTEMBER __, 1999
                                                                  [Date]


Attention:  General Counsel's Office
THE DEPOSITORY TRUST COMPANY
55 Water Street; 49th Floor
New York, NY  10041-0099


         Re: AUCTION PREFERRED STOCK, SERIES A (CUSIP NO. 26202F 20 6) AUCTION PREFERRED STOCK, SERIES B (CUSIP NO. 26202F 30 5) AUCTION PREFERRED STOCK, SERIES C (CUSIP NO. 26202F 40 4)
                           [Issue Description, including CUSIP number]


Ladies and Gentlemen:


          This letter sets forth our understanding with respect to certain matters relating to the above-referenced issue ( the "Securities"). Issuer is selling the Securities to PaineWebber Incorporated (the "Initial Purchaser") pursuant to an Underwriting Agreement dated as of September __, 1999 (the "Document"). Initial Purchaser will take delivery of the Securities through The Depository Trust Cornpany ("DTC"). Bankers Trust Company is acting as transfer agent, paying agent, and registrar with respect to the Securities (the "Agent").

          To induce DTC to accept the Securities as eligible for deposit at DTC, and to act in accordance with its Rules with respect to the Securities, Issuer and Agent make the following representations to DTC:

          1. Prior to closing on the Securities on September __, 1999 there shall be deposited with DTC one Security certificate registered in the name of DTCs nominee, Cede & Co., for each of the Securities with the offering value set forth on Schedule A hereto, the total of which represents 100% of the offering value of such Securities. If, however, the offering value of any Security exceeds S200 million, one certificate will be issued with respect to each $200 million of offering value and an additional certificate will be issued with respect to any remaining offering value. Each Security certificate shall bear the following legend:

                    Unless this certificate is presented by an authorized
               representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

If the Securities will be held by Agent, as custodian for DTC, such Security certificate shall remain in Agent's custody pursuant to the provisions of the FAST Balance Certificate Agreement currently in effect between Agent and DTC.

          2. Issuer: (a) understands that DTC has no obligation to, and will not, communicate to its Participants or to any person having an interest in the Securities any information contained in the Security certificate(s); and (b) acknowledges that neither DTC's Participants nor any person having an interest in the Securities shall be deemed to have notice of the provisions of the Security certificate(s) by virtue of submission of such certificate(s) to DTC.

          3. In the event of any solicitation of consents from or voting by holders of the Securities, Issuer or Agent shall establish a record date for such purposes (with no provision for revocation of consents or votes by subsequent holders) and shall send notice of such record date to DTC not less than 15 calendar days in advance of such record date. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTCs Reorganization Department at
(212) 709-6896 or (212) 709-6897, and receipt of such notices shall be confirmed by telephoning (212) 709-6870. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to DTCs Reorganization Department as indicated in Paragraph 7.

          4. In the event of a stock split, recapitalization, conversion, or any similar transaction resulting in the cancellation of all or any part of the Securities represented thereby, the Agent shall send DTC a notice of such event as soon as practicable, but in no event less than five business days prior to the effective date of such transaction.

          5. In the event of a full or partial redemption, Issuer or Agent shall send a notice to DTC specifying: (a) the amount of the redemption or refunding;
(b) in the case of a refunding, the maturity date(s) established under the refunding; and (c) the date such notice is to be distributed to Security holders or published (the "Publication Date"). Such notice shall be sent to DTC by a secure means (E.G., legible telecopy, registered or certified mail, overnight delivery in a timely manner designed to assure that such notice is in DTC's possession no later than the close of business on the business day before or, if possible, two business days before the Publication Date. Issuer or Agent shall forward such notice either in a separate secure transmission for each CUSIP number or in a secure transmission for multiple CUSIP numbers (if applicable) which includes a manifest or list of each CUSIP number submitted in that transmission. (The party sending such notice shall have a method to verify subsequently the use of such means and the timeliness of such notice.) The Publication Date shall be not less than 30 days nor more than 60 days prior to the redemption date or, in the case of an advance refunding, the date that the proceeds are deposited in escrow. Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Call Notification Department at (516) 227-4039 or (516) 227-4190. If the party sending the notice does not receive a telecopy receipt from DTC confirming that the notice has been received, such party shall telephone (516) 227-4070. Notices to DTC pursuant to this Paragraph by mail or by any other means shall be sent to:

                           Manager; Call Notification Department
                           The Depository Trust Company
                           711 Stewart Avenue
                           Garden City, NY  11530-4719

          6. In the event of an offering or issuance of rights with respect to the Securities outstanding, Agent shall send DTC's Dividend and Reorganization Departments a notice specifying: (a) the amount of and conditions, if any, applicable to such rights offering or issuance; (b) any applicable expiration or deadline date, or any date by which any action on the part of holders of such Securities is required; and (c) the Publication Date of such notice.

          The Publication Date will be as soon as practicable after the announcement by the Company of any such offering or issuance of rights with respect to the Securities represented thereby. DTC requires that the Publication Date be not less than 30 days nor more than 60 days prior to the related payment date, distribution date, or issuance date, respectively.

          Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Dividend Department at (212) 709-1623, and receipt of such notices shall be confirmed by telephoning (212) 709-1282. Notices to DTC pursuant to the above by mail or any other means shall be sent to:

                           Supervisor; Stock Dividends
                           Dividend Department
                           7 Hanover Square; 24th Floor
                           New York, NY  10004-2695

          Notices to DTC pursuant to this Paragraph by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093, and receipt of such fax shall be confirmed by telephoning, (212) 709-1063. Notices to DTC pursuant to the above by mail or any other means shall be sent to:

                           Supervisor; Rights Offerings
                           Reorganization Department
                           7 Hanover Square; 23rd Floor
                           New York, NY  10004-2695

          7. In the event of an invitation to tender the Securities (including mandatory tenders, exchanges, and capital changes), notice by Issuer or Agent to Security holders specifying the terms of the tender and the Publication Date of such notice shall be sent to DTC by a secure means in the manner set forth in Paragraph 5. Notices to DTC pursuant to this Paragraph and notices of other corporate actions by telecopy shall be sent to DTC's Reorganization Department at (212) 709-1093 or (212) 709-1094, and receipt of such notices shall be confirmed by telephoning (212) 709-6884. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                           Manager; Reorganization Department
                           Reorganization Window
                           The Depository Trust Company
                           7 Hanover Square; 23rd Floor
                           New York,  NY 10004-2695

          8. All notices and payment advices sent to DTC shall contain the CUSIP number of the Securities (listed on Schedule A hereto) and the accompanying description of such Securities, which, as of the date of this letter, is "Auction Preferred Stock, Series A," "Auction Preferred Stock, Series B," or "Auction Preferred Stock, Series C."

          9. Issuer or Agent shall provide written notice of dividend payment information to a standard dividend announcement service subscribed to by DTC as soon as the information is available. In the event that no such service exists, Issuer or Agent shall provide such notice directly to DTC electronically as previously arranged by Issuer or Agent and DTC, as soon as the payment information is available. If electronic transmission has not been arranged, absent any other arrangements between Issuer or Agent and DTC, such information should be sent by telecopy to DTC's Dividend Department at (212) 709-1723 or
(212) 709-1686, and receipt of such notices shall be confirmed by telephoning
(212) 709-1270. Notices to DTC pursuant to the above by mail or by any other means shall be sent to:

                           Manager; Announcements
                           Dividend Department
                           The Depository Trust Company
                           7 Hanover Square; 22nd Floor
                           New York, NY  10004-2695

          After establishing the amount of payment to be made on the Securities in question, Issuer or Agent will notify DTC's Dividend Department of the payment and payment date preferably five, but not less than two, business days prior to the effective date for such transaction.

          10. Issuer or Agent shall provide CUSIP-level detail for dividend payments to DTC no later than noon (Eastern Time) on the payment date.

          11. Dividend payments and cash distributions shall be received by Cede & Co. as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on each payment date. Absent any other arrangements between Issuer or Agent and DTC, such funds shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA # 021 000 021
                           For credit to a/c Cede & Co.
                           c/o The Depository Trust Company
                           Dividend Deposit Account # 066-026776

          12. Redemption payments shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on payment date. Absent any other arrangements between Agent and DTC, such funds shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA # 021 000 021
                           For credit to a/c Cede & Co.
                           c/o The Depository Trust Company
                           Redemption Deposit Account # 066-027306

          13. Reorganization payments resulting from corporate actions (such as tender offers or mergers) shall be received by Cede & Co., as nominee of DTC, or its registered assigns, in same-day funds no later than 2:30 p.m. (Eastern Time) on payment date. Absent any other arrangements between Agent and DTC, such funds shall be wired as follows:

                           The Chase Manhattan Bank
                           ABA # 021 000 021
                           For credit to a/c Cede & Co.
                           c/o The Depository Trust Company
                           Reorganization Deposit Account # 066-027608

          14. DTC may direct Issuer or Agent to use any other number or address as the number or address to which notices or payments of dividends, distributions, or redemption proceeds may be sent.

          15. In the event of a redemption, acceleration, or any other similar transaction (e.g., tender made and accepted in response to Issuer's or Agent's invitation) necessitating a reduction in the aggregate principal amount of Securities outstanding or an advance refunding of part of the Securities outstanding, DTC, in its discretion: (a) may request Issuer or Agent to issue and authenticate a new Security certificate; or (b) may make an appropriate notation on the Security certificate indicating the date and amount of such reduction in the number of Securities outstanding, except in the case of final redemption, in which case the certificate will be presented to Issuer or Agent prior to payment, if required.

          16. In the event that Issuer determines that beneficial owners of Securities shall be able to obtain certificated Securities, Issuer or Agent shall notify DTC of the availability of certificates. In such event, Issuer or Agent shall issue, transfer, and exchange certificates in appropriate amounts, as required by DTC and others.

          17. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent (at which time DTC will confirm with Issuer or Agent the aggregate principal amount of Securities outstanding). Under such circumstances, at DTC's request Issuer and Agent shall cooperate fully with DTC by taking appropriate action to make available one or more separate certificates evidencing Securities to any DTC Participant having Securities credited to its DTC accounts.

          18. Nothing herein shall be deemed to require Agent to advance funds on behalf of Issuer.

          19. This Letter of Representations may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts together constitute but one and the same instrument.

          20. This Letter of Representations is governed by, and shall be construed in accordance with, the laws of the State of New York.

          21. The following riders, attached hereto, are hereby incorporated into this Letter of Representations:

         N/A

NOTES:

A. If there is an Agent (as defined in this Letter of Representations), Agent as well as Issuer must sign this Letter. If there is no Agent, in signing this Letter Issuer itself undertakes to perform all of the obligations forth herein.
                                                     Very truly yours
B.  Schedule B contains statements that
DTC believes accurately describe DTC, the method of effecting book-entry transfers of securities distributed through DTC, and certain related matters.

                                 DREYFUS STRATEGIC MUNICIPAL BOND FUND, INC.
                                                  (Issuer)


                                 By:
                                    -------------------------------
                                     (Authorized Officer's Signature)


                                  BANKERS TRUST COMPANY
                                     (Agent)


                                  By:
                                     --------------------------------
                                      (Authorized Officer's Signature)


Received and Accepted:
THE DEPOSITORY TRUST COMPANY


By:
   -------------------------------


cc:      Underwriter:  PaineWebber Incorporated
         Underwriter's Counsel:  Skadden, Arps, Slate, Meagher & Flom LLP

                                                               SCHEDULE A

         1.  AUCTION PREFERRED STOCK, SERIES A

         2.  AUCTION PREFERRED STOCK, SERIES B

         3.  AUCTION PREFERRED STOCK, SERIES C
                          (Describe Issue)



  CUSIP NUMBER                        Share Total         Offering ($) Value

1.  26202F 20 6                          2,480               $62,000,000

2.  26202F 30 5                          2,480               $62,000,000

3.  26202F 40 4                          2,480               $62,000,000

                                                                   SCHEDULE B

                        SAMPLE OFFERING DOCUMENT LANGUAGE
                       DESCRIBING BOOK-ENTRY-ONLY ISSUANCE

  (Prepared by DTC-bracketed material may be applicable only to certain issues)

          1. The Depository Trust Company ("DTC"), New York, NY, will act as securities depository for the securities (the "Securities"). The Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One fully-registered Security certificate will be issued for [each issue of] the Securities, [each] in the aggregate principal amount of such issue, and will be deposited with DTC. [If, however, the aggregate principal amount of [any] issue exceeds $200 million, one certificate will be issued with respect to each $200 million of principal amount and an additional certificate will be issued with respect to any remaining principal amount of such issue.]

          2. DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The Rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

          3. Purchases of Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Securities on DTC's records. The ownership interest of each actual purchaser of each Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Securities, except in the event that use of the book-entry system for the Securities is discontinued.

          4. To facilitate subsequent transfers, all Securities deposited by Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Securities; DTC`s records reflect only the identity of the Direct Participants to whose accounts such Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

          5. Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

          [6. Redemption notices shall be sent to DTC. If less than all of the Securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.]

          7. Neither DTC nor Cede & Co. will consent or vote with respect to Securities. Under its usual procedures, DTC mails an Omnibus Proxy to Issuer as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

          8. Redemption proceeds, distributions, and dividend payments on the Securities will be made to Cede & Co., as nominee of DTC. DTC's practice is to credit Direct Participants' accounts, upon DTC's receipt of funds and corresponding detail information from Issuer or Agent on payable date in accordance with their respective holdings shown on DTC's records. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, Agent, or Issuer, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions, and dividends to Cede & Co. is the responsibility of Issuer or Agent, disbursement of such payments to Direct Participants shall be the responsibility of Cede & Co., and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

          [9. A Beneficial Owner shall give notice to elect to have its Securities purchased or tendered, through its Participant, to [Tender/Remarketing] Agent, and shall effect delivery of such Securities by causing the Direct Participant to transfer the Participant's interest in the Securities, on DTC's records, to [Tender/Remarketing] Agent. The requirement for physical delivery of Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Securities are transferred by Direct Participants on DTC's records and followed by a book-entry credit of tendered securities to [Tender/Remarketing] Agent's DTC account.]

          10. DTC may discontinue providing its services as securities depository with respect to the Securities at any time by giving reasonable notice to Issuer or Agent. Under such circumstances, in the event that a successor securities depository is not obtained, Security certificates are required to be printed and delivered.

          11. Issuer may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Security certificates will be printed and delivered.

          12. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Issuer believes to be reliable, but Issuer takes no responsibility for the accuracy thereof.

        RIDER AMENDING DTC LETTER OF REPRESENTATIONS -- BEO EQUITY ISSUES

As of March 9, 1998, DTC's Reorganization Department relocated and prior to that, DTC's Dividend Department relocated to the 55 Water Street location. Following are the new addresses and related telephone and facsimile numbers referenced in the Letter of Representations.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 3 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                         Current Telecopier Numbers
(212) 709-6896 and (212) 709-6897              (212) 855-5181 and (212) 855-5182
The confirmation number (212) 709-6870 is now  (212) 855-5202.


THE FOLLOWING CHANGES RELATE TO PARAGRAPH 5 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                         Current Telecopier Numbers
(516) 227-4039*                                (516) 227-4164


         *all other numbers remain the same

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 6 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Number                          Current Telecopier Number

                                          Stock Dividends

(212) 709-1623                                 (212) 855-4545
The confirmation number (212) 709-1282 is now  (212) 855-4517


                                          Rights Offerings

(212) 709-1093)                                (212) 855-5259
The confirmation number (212) 709-1063 is now  (212) 855-5260

The new addresses are:

    Supervisor; Stock Dividends                Supervisor; Rights Offerings
    Dividend Department                        Reorganization Department
    The Depository Trust Company -and-         The Depository Trust Company
    55 Water Street 25th Floor                 55 Water Street 50th Floor
    New York, NY 10041-0099                    New York, NY 10041-0099

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 7 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                         Current Telecopier Numbers
(212) 709-1093 and (212) 709-1094              (212) 855-5258 and (212) 855-5259
The confirmation number (212) 709-6884 is now  (212) 855-5260.


The new address is           Manager; Reorganization Department
                             Reorganization Window
                             The Depository Trust Company
                             55 Water Street 50th Floor
                             New York, NY  10041-0099

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 9 OF THE LETTER OF REPRESENTATIONS:

Old Telecopier Numbers                         Current Telecopier Numbers
(212) 709-1723 and (212) 709-1686              (212) 855-4555 and (212) 855-4556
The confirmation number (212) 709-1270 is now  (212) 855-4550.


The new address is           Manager; Announcements
                             Dividend Department
                             55 Water Street 25th
                             The Depository Trust Company Floor
                             New York, NY  10041-0099

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 10 OF THE LETTER OF REPRESENTATIONS:

Such information shall be conveyed by automated notification. If the circumstance prevent the funds paid to Cede & Co., as nominee of DTC, by 2:30 p.m. ET from equaling the dollar amount associated with detail payments by 12:00 noon ET Issuer or Agent must provide CUSIP-level reconciliation to DTC no later than 2:30 p.m. ET. Reconciliation can be provided by automated means or written format.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 11 OF THE LETTER OF REPRESENTATIONS:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Dividend Deposit Account of Cede & Co.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 12 OF THE LETTER OF REPRESENTATIONS:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Redemption Deposit Account of Cede & Co. Issuer or Agent shall deliver Cusip-level detail regarding such payments to DTC no later than 2:30 p.m. ET on each payment date.

THE FOLLOWING CHANGES RELATE TO PARAGRAPH 13 OF THE LETTER OF REPRESENTATIONS:

To facilitate the payment standards, Issuer is required to remit free funds to Agent by 1:00 p.m. ET on each payment date, or at such earlier time as required by Agent to guarantee timely credit to the Reorganization Deposit Account of Cede & Co. Issuer or Agent shall deliver Cusip-level detail regarding such payments to DTC no later than 2:30 p.rn, ET on each payment date.